UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023 (March 14, 2023)

HNI Corporation

(Exact Name of Registrant as Specified in its Charter)
Iowa	001-14225	42-0617510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
600 East Second Street
P. O. Box 1109
Muscatine, Iowa 52761-0071
(Address of principal executive offices)
(Zip Code)

(563) 272-7400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HNI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On March 14, 2023, HNI Corporation (“HNI” or the “Company”) entered into the First Amendment to Fourth Amended and Restated Credit Agreement (the “First Amendment”), which amends the Fourth Amended & Restated Credit Agreement (the “Existing Credit Agreement”) among the Company, as borrower, certain domestic subsidiaries of the Company, as guarantors, certain lenders and Wells Fargo Bank, National Association, as administrative agent.

The First Amendment amends the Existing Credit Agreement to, among other things, (i) make $160.0 million of the commitments under the Existing Credit Agreement available for, subject to the satisfaction of certain limited conditions, the consummation of the proposed merger (the “Acquisition”) of Ozark Merger Sub, Inc., a subsidiary of the Company, with and into Kimball International, Inc. (the “Target”), including the payment of a portion of the consideration for the Acquisition, the repayment of indebtedness of the Target and the payment of fees, costs, commissions and expenses in connection with the foregoing, (ii) following (x) the payment and termination in full of the Company's 4.22% Series A Senior Notes due May 31, 2025 and 4.40% Series B Senior Notes due May 31, 2028 (collectively, the "Senior Notes") or (y) an amendment to the documentation for the Senior Notes to revise, remove or conform the applicable corresponding provision (or the issuance of new Senior Notes that do not include such provision or include a revised or conformed version of such provision) (clauses (x) and (y), a "Senior Notes Event") make certain changes to the calculation of consolidated EBITDA under the Existing Credit Agreement, (iii) revise the leverage ratio financial covenant to (A) following a Senior Notes Event, revise the leverage ratio financial covenant to (A) increase the maximum level permitted thereunder to 3.75:1.00 (or, for any quarter during which the Acquisition or any other material permitted acquisitions have occurred and the 3 consecutive quarters thereafter, 4.25:1.00) and (B) permit the deduction of unrestricted cash in calculating the leverage ratio and (iv) increase the aggregate amount of additional loans permitted under the Existing Credit Agreement from $150,000,000 to $250,000,000.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1
First Amendment, dated as of March 14, 2023, among HNI Corporation, as borrower, certain domestic subsidiaries of the Company, as guarantors, certain lenders and Wells Fargo Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	March 16, 2023	By	/s/ Marshall H. Bridges
Marshall H. Bridges Senior Vice President and Chief Financial Officer